Exhibit 99.1

For Immediate Release

Meridian Bioscience, Inc. Enters into Agreement to Be Acquired by SD Biosensor and SJL Partners in $1.53 Billion All-Cash Transaction

Shareholders to Receive $34.00 Per Share in Cash, Providing Immediate, Compelling and Certain Value

Transaction Follows Deliberate Review, Including Outreach to Potential Strategic and Financial Partners

CINCINNATI, OHIO & SEOUL, SOUTH KOREA, July 7, 2022 (PRNewswire) – Meridian Bioscience, Inc. (“Meridian” or the “Company”) (NASDAQ: VIVO), a leading global provider of diagnostic testing solutions and life science raw materials, and SD Biosensor, Inc. (“SDB”) (KOSE: A137310) and SJL Partners LLC (“SJL”) (collectively, the “Consortium”) announced today that they have entered into a definitive merger agreement whereby a newly formed affiliate vehicle of the Consortium will acquire Meridian in an all-cash transaction valued at approximately $1.53 billion.

Under the terms of the agreement, Meridian shareholders will receive $34.00 per share in cash, which represents a premium of approximately 32% over Meridian’s closing stock price on the day before the Consortium’s first offer before the market open on March 18, 2022 (closing price on March 17, 2022 was $25.67) and a premium of 16% based on the one-month average price per share of common stock commencing June 7, 2022.

John C. McIlwraith, Meridian’s Chairman, said, “This announcement follows an extensive and deliberate review of Meridian’s growth and value creation opportunities in the context of the broader macroeconomic and industry environment. In consultation with external financial advisors and following outreach to potential strategic and financial partners, the Board unanimously agreed that this transaction represents the best path forward for Meridian shareholders, providing them with immediate, compelling and certain value, while enabling the Company to benefit from SDB’s and SJL’s capital support, expertise and experience.”

“We are excited to announce this new chapter for Meridian after the many years spent transforming the Company for sustainable growth,” commented Jack Kenny, Meridian’s Chief Executive Officer. “In addition to delivering immediate and significant value to our shareholders, we believe the transaction will enhance our ability to serve customers as we navigate the decline in COVID-19 testing demand and develop new products with the benefit of SDB’s industry expertise and complementary offerings. Current and prospective employees around the world will also benefit from an even stronger Meridian supported by SDB’s and SJL’s financial backing and experience. I look forward to working with SDB and SJL and the rest of our Meridian team to build long-term strength and drive further growth in the diagnostics space.”

Dr. Young Shik Cho, Chairman of SDB, representing the Consortium said, “We are pleased to be a family with Meridian Bioscience as a great partner for accelerating our entry into the U.S. IVD market. I believe that SD Biosensor’s R&D capabilities and mass production know-how, Meridian Bioscience’s U.S. distribution network and expertise in the regulated U.S. market, and SJL Partners’ strong management expertise will enable compelling synergies.”

Steve Sukjung Lim, Chairman and Managing Partner of SJL, said, “We are eager to begin this partnership with the Meridian team. The combination of Meridian’s product commercialization team with deep expertise in the regulated U.S. market, SDB’s broad product portfolio and scale manufacturing expertise, and SJL’s execution experience and partnership model will further position the Company for long-term success.”

TRANSACTION DETAILS

Completion of the transaction is not contingent on any financing condition. SDB, which is obligated to ensure that the Consortium funds the acquisition, will do so, together with SJL, through a combination of cash on hand and additional financing capacity, leveraging its strong balance sheet. Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of Meridian and SDB, and the investment committee of SJL, the newly formed vehicle will acquire 100% of the outstanding shares of the Company. The transaction is subject to approval by Meridian shareholders, receipt of required regulatory approvals, the absence of specified materially adverse outcomes of Meridian’s previously disclosed and ongoing investigation by the U.S. Department of Justice, and other customary closing conditions. The transaction is expected to close in the fourth calendar quarter of 2022. Upon completion of the transaction, it is expected that SDB will own approximately 60% and SJL will own approximately 40% of Meridian. Meridian will no longer be traded or listed on any public securities exchange.

The Consortium intends to operate Meridian as an independent entity following the completion of the transaction and the Company’s leadership team and headquarters are expected to remain in place.

MERIDIAN THIRD QUARTER FISCAL 2022 RESULTS UPDATE

This morning, Meridian separately announced preliminary results for the third quarter of fiscal 2022. Full financial results for the third quarter of fiscal 2022 will be released before the market opens on August 5, 2022. In light of the transaction with the Consortium, the Company will not host a conference call to discuss fiscal third quarter earnings.

ADVISORS

Rothschild & Co is serving as exclusive financial advisor and Jones Day and Keating Muething & Klekamp PLL are serving as legal counsel to Meridian.

Piper Sandler & Co. is serving as exclusive financial advisor and Paul Hastings LLP is serving as legal counsel to the Consortium.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) economic or other conditions in the markets in which Meridian Bioscience, Inc. (the “Company”) operates, including as a result of the COVID-19 pandemic or the Russia-Ukraine conflict; (2) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (4) the possibility that the Company’s shareholders may not approve the proposed transaction; (5) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (6) risks related to distraction of the Company’s management time from ongoing business operations due to the proposed transaction; (7) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (8) the risk of any unexpected costs or expenses resulting from the proposed transaction or the delay thereof; (9) the risk that the outcome of any legal proceedings related to the transaction could be material to the Company or detrimental to the proposed transaction; (10) the risk that Company may be adversely affected by other economic, business, or competitive factors; and (11) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the Company’s website at www.investor.meridianbioscience.com and the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors”. The risks and uncertainties described above and in the Company’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning the Company and its businesses, including factors that potentially could materially affect its businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company intends to file relevant information with the SEC, including a proxy statement on Schedule 14A. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the special meeting relating to the transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). These documents may also be obtained free of charge from the Company by requesting them by mail at 3471 River Hills Drive, Cincinnati, OH 45244, Attention: Charlie Wood, Vice President – Investor Relations, or by email at mbi@meridianbioscience.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on December 15, 2021. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2022 annual meeting of shareholders, such changes have been reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

About SJL Partners

SJL is a Korea-based private equity investment manager uniquely focused on cross-border partnership investments with market-leading strategic companies to support their inorganic growth in international markets. SJL’s portfolio includes investments into Momentive Performance Materials, a U.S.-based global leader in specialty silicones and silicone derivatives, Momentive Technologies, a leader in fused quartz and ceramic solutions, and Nexeon, a U.K.-based technology leader in anode materials for rechargeable batteries. Additional information is available at www.sjlpartners.com.

About SD Biosensor, Inc.

SD Biosensor, Inc., which is listed in KOSPI, is a global in-vitro diagnostics company that contributes to improving quality of life by diagnosing diseases quickly and accurately under the slogan ‘Beginning of all things that protect lives.’ SD Biosensor is a Total Solution Provider in the IVD industry, developing and researching innovative diagnostic platforms. From screening tests that general users can easily purchase and use oneself, such as BGMS and COVID-19 home test kit, to confirmatory tests that can check diseases qualitatively and quantitatively through medical staff like PCR, we have a diverse and comprehensive products portfolio. Our strengths are R&D capabilities, global sales network and mass production capacity. We are able to quickly develop new infectious diseases’ products in many different platforms because of many experiences in the past in developing MERS, Ebola, and Zika antigen tests. Also, we provide many kinds of diagnostic products to 126 countries around the world through 517 designated dealers. SD Biosensor has WHO, ISO and KGMP approved toptier production capacity in Korea. Additionally, we operate 3 factories in India, Indonesia and Brazil to increase cost effectiveness and prompt distribution. For further information, refer to our official website at https://www.sdbiosensor.com/.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets, and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy, and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Investor Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

Media Contact:

Bryan Locke / Monique Sidhom

FGS Global

Email: MeridianBioscience-FGS@sardverb.com

###